EXHIBIT 23


                      Berenfeld, Spritzer, Shecter & Sheer
                              7700 S.W. 88th Street
                                 Miami, Florida




Board of Directors
i-Incubator.com, Inc.


We consent to the use of our audit report dated March 20, 2000 of the financial statements of i-Incubator.com, Inc. (the "Company") as of December 31, 1999 and 1998 and for each year then ended included therein in the Company's Form 10-KSB for the year ended December 31, 1999.



/s/ Berenfeld, Spritzer, Shecter & Sheer
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Berenfeld, Spritzer, Shecter & Sheer
March 30, 2000